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                      CONNING CORPORATION

                     RESTRICTED STOCK AWARD

Name of Award Recipient:

        On December 18, 1998, the Company awarded you restricted stock. You were granted ________ shares of the Company's Common Stock, par value $.01 per share (the "Restricted Shares"). The Company hereby acknowledges receipt of $________ [$.01 per share] in cash from you as payment of the par value of the Restricted Shares as required by the Conning Corporation 1997 Flexible Stock Plan.

        Your Restricted Shares will vest as follows:


                CUMULATIVE
                NUMBER OF
                  SHARES                         DATE
                  ------                         ----

                    25%                    December 18, 2000
                    50%                    December 18, 2001
                    75%                    December 18, 2002
                   100%                    December 18, 2003


        The Restricted Shares are subject to forfeiture and restrictions on sale as described in the attached Terms and Conditions.

        IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this restricted stock award.

Read and agreed                  CONNING CORPORATION
to this _______ day of
______________, 19____.

________________________         By:___________________________
                                 Name:  Leonard M. Rubenstein
                                 Title: Chairman and Chief
                                        Executive Officer

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                          TERMS AND CONDITIONS
                          --------------------
                  RESTRICTED STOCK AWARD GRANTED UNDER
                  ------------------------------------
                          CONNING CORPORATION
                          -------------------
                        1997 FLEXIBLE STOCK PLAN
                        ------------------------


     1.   Definitions
          -----------

(a)     Participant           The recipient of the Stock Award.

(b)     Plan                  The Conning Corporation 1997 Flexible Stock
                              Plan, as amended from time to time.

(c)     Restricted Shares     The shares of Conning Corporation granted by
                              the Stock Award

(d)     Stock Award           The Restricted Stock Award to which these
                              Terms and Conditions are attached.

All capitalized terms not otherwise defined herein shall have the meanings given to such terms by the Plan.

     2.   Evidence of Restricted Stock Award
          ----------------------------------

          The Stock Award evidences a grant to the Participant of Restricted Shares of Common Stock, par value $.01 per share, of the Company as set forth on the Stock Award.

     3.   Conditions and Restrictions Affecting Restricted Stock
          ------------------------------------------------------

          (a)  Transferability.  Subject to Sections 4(d) (Death)
               ---------------
and 4(f) (Designation of Beneficiaries) of this Agreement, Participant may not sell, transfer, pledge, donate, hypothecate or otherwise dispose of any of the Restricted Shares prior to December 18, 2003; provided that, each year the Participant may sell a sufficient number of Restricted Shares to pay any income tax liability associated with the annual incremental vesting of the Restricted Shares. The period from December 18, 1998 to December 18, 2003 is hereinafter referred to as the "Restricted Period."

          (b)  Stock Certificates.  The Restricted Shares shall be
               ------------------
evidenced by one or more stock certificates registered in Participant's name, which shall bear a restrictive legend referring to the Plan, the risk of forfeiture of the Restricted Shares, and stating that the Restricted Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. The legend shall be in substantially the following form:

          "The sale, transfer or encumbrance of the shares represented by this certificate is restricted, and some or all of the shares represented hereby are subject to forfeiture under


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     the terms of the Restricted Stock Award by and between the corporation and the holder hereof."

          If the Shares evidenced by such certificate(s) have not been registered under the Securities Act of 1933, the certificate(s) shall contain a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) that registration is not required."

In addition, certificate(s) representing the Restrictive Shares shall bear such other restrictive legends, stop-transfer orders, dividend payment orders and other notations as the Committee, in its discretion, may determine. The certificate(s) evidencing the Restricted Shares shall be held in the custody of the Company until the expiration of the Restricted Period or earlier forfeiture. Except for shares which have been sold for payment of taxes in accordance with Section 3(a), at the end of the Restricted Period, all Restricted Shares which have not been forfeited hereunder shall be delivered to Participant; provided that, the Company may withhold sufficient Restricted Shares and/or cash in order to satisfy any federal, state or local tax withholding obligations.

          (c)  Voting and Dividend Rights.  During the Restricted
               --------------------------
Period, Participant shall be entitled to receive all cash and stock dividends when paid on the Restricted Shares and shall be entitled to vote the Restricted Shares. Any stock dividends paid during the Restricted Period shall be considered "Restricted Shares", subject to all restrictions hereunder, and shall be held by the Company on the same terms as the Restricted Shares on which they were paid.

     4.   Effect of Termination, Disability, Retirement or Death.
          -------------------------------------------------------

          (a)  Termination of Employment.  If, on or after the date
               -------------------------
that the Restricted Shares shall have first become vested, the Participant's employment shall be terminated for any reason other than as described in Section 4(c) (Retirement), the Participant shall forfeit all unvested Restricted Shares. For purposes of this Section, termination of a Participant's employment shall mean the later of the termination of the Participant's employment with an Employer or the Participant's ceasing to serve as a director of the Company.

          (b)  Disability.  If, on or after the date that the
               ----------
Restricted Shares shall have first become vested, the Participant's employment shall be terminated for disability (as such term is defined in Section 422(c)(6) of the Code), the Participant shall forfeit all unvested Restricted Shares. For purposes of this Section, termination of a Participant's employment shall mean the later of the termination of the Participant's employment with an Employer or the Participant's ceasing to serve as a director of the Company.

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          (c)  Retirement.  If the Participant's employment shall
               ----------
be terminated by the Participant on or after (x) the Participant attains age 65, or (y) the Participant attains age 55 and has at least ten years of service with an Employer, then all Stock Awards of Restricted Shares
granted hereunder shall become immediately vested.   For purposes of
this Section, termination of a Participant's employment shall mean the later of the termination of the Participant's employment with an Employer or the Participant's ceasing to serve as a director of the Company.

          (d)  Death.  If a Participant shall die while serving as
               -----
an employee of an Employer or a director of the Company on or after the date that the Restricted Shares shall have first become vested, the vested Restricted Shares shall be distributed to the beneficiary designated pursuant to Section 4(f) hereof, or, if no such designation is in effect, the personal representative of the estate of the decedent or the person or persons to whom the Restricted Shares shall have been validly transferred by such personal representative pursuant to will or the laws of descent and distribution. No transfer of the Restricted Shares shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. No transfer shall be effective without the acceptance by the transferee of the terms and conditions of such Restricted Shares.

          (e)  Shares Not Vested.  Except as provided in Section
               -----------------
4(c), if the Participant's employment shall terminate before the Restricted Shares shall have first become vested, or before any installment or installments become vested, then the Participant's full interest in the unvested Restricted Shares or such installment or installments, as the case may be, shall terminate and all rights thereunder shall cease. For purposes of this Section, termination of a Participant's employment shall mean the later of the termination of the Participant's employment with an Employer or the Participant's ceasing to serve as a director of the Company.

          (f)  Non-Transferability of Rights; Designation of
               ----------------------------------------------
Beneficiaries.  The Restricted Shares shall not be transferable by the
-------------
Participant except by will or the laws of descent and distribution or as provided in this Section 4(f).

          The Participant, however, may file with the Company a written designation of a beneficiary or beneficiaries to whom the vested Restricted Shares shall be distributed, in the event of the Participant's death, subject to all of the provisions of the Stock Award and these Terms and Conditions. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive vested Restricted Shares, the Committee may determine to recognize only the personal representatives of the estate of the Participant as the lawful recipient of such shares, in which

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case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

     5.   Withholding
          -----------

          The Company or any Subsidiary shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the Stock Award, or as otherwise may be required by law. The Company or any such Subsidiary may require as a condition to issuing Restricted Shares that the Participant or other person pay any sum that federal, state or local tax law requires to be withheld with respect to such shares. There is no obligation that the Participant be advised of the existence of the tax or the amount which the Company or a Subsidiary will be so required to withhold.

     6.   Changes in Capital Structure
          ----------------------------

          If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number, kind and class of shares available for grants of Restricted Stock and the number, kind and class of Shares subject to outstanding grants of Restricted Stock, and the price thereof, as applicable, shall be appropriately adjusted by the Committee. The issuance of Shares for consideration and the issuance of Share rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this section shall require the issuance of any fractional shares.

     7.   Effect of Forfeiture
          --------------------

          In the event of a forfeiture of Restricted Shares, all rights of Participant under this Agreement shall immediately terminate, and all such shares shall be available for future grant under the Plan.

     8.   Plan Controls
          -------------

          The Stock Award and these Terms and Conditions are subject to all terms and provisions of the Plan, which terms and provisions are incorporated herein by reference. In the event of any conflict, the Plan shall control over the Stock Award and these Terms and Conditions.


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